EXHIBIT 11.

COMPUTATION OF EARNINGS PER SHARE

SIX MONTHS ENDED JUNE 30, 2000
(ROUNDED TO THE NEAREST HUNDRED DOLLARS, EXCEPT SHARE DATA)





Weighted average number of common shares outstanding                8,587,115
                                                                 ------------
Common stock equivalents - stock options                                    0
Common stock equivalents - preferred stock                                  0
                                                                 ------------
Average common and common stock equivalents outstanding             8,587,115
                                                                 ------------
Net income (loss)                                                $   (227,600)
                                                                 ------------
Earnings per share(1)                                            $      (0.03)
                                                                 ------------

(1) Fully diluted earnings per share have not been presented because the effects are not material




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